GEOVIC CAMEROON UPDATE

June 24, 2009 – Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX: GMC, OTC.BB:GVCM), announces that Geovic Cameroon, Plc. (“GeoCam”), its 60.5% -owned subsidiary, and Deloitte & Touche Afrique Centrale Sarl, (“Deloitte”), GeoCam’s independent statutory auditor, were served with summonses in Yaoundé, Cameroon on June 18, 2009, in a proceeding brought by Societe Nationale D’Investissement du Cameroon (“SNI”), which owns or controls the remaining 39.5% of GeoCam’s shares.

In the proceeding, SNI seeks to have Deloitte removed by the Court as GeoCam’s auditors, as well as an award of attorney fees incurred. Deloitte was selected as GeoCam’s statutory auditor in 2008 by agreement of all GeoCam shareholders.

Geovic and SNI disagree on the matter of application of foreign currency exchange rates to approximately US$23 million of GeoCam expenses incurred by Geovic during the eleven years between 1995 and 2006. It is Geovic’s position that the proper application is that any gain or loss resulting from the exchange rates in effect at the end of each year during which the advances were made should be for the benefit or detriment of Geovic, the shareholder that made the advance, rather than all GeoCam shareholders, as apparently proposed by SNI. Deloitte agreed with Geovic’s position when it completed its GeoCam audit for the year ended December 31, 2008. However, SNI disagrees with this interpretation, and subsequently GeoCam’s 2008 financial statements which reflect this position.

On June 23, 2009, two additional summonses filed by SNI were received by GeoCam. One requests the Court to invalidate the existing 2008 audit and appoint an independent expert to review the 2008 financial statements, while the second seeks to prevent the scheduled June 26, 2009 annual meeting of GeoCam shareholders at which the 2008 financial statements would be approved, pending resolution of these disputes.

Through the course of these proceedings, it is hoped the disagreement between shareholders will be resolved. Geovic has stated its intention to support the continued retention of Deloitte as GeoCam’s statutory auditor, and has joined the proceedings as a party for that purpose. However, the Company is actively seeking an amicable solution via methods other than the aforementioned legal proceedings.

Geovic has not realized any financial benefit related to the application of foreign exchange rates to its 1995-2006 GeoCam expenditures. Thus, if Deloitte’s conclusions are upheld, Geovic may receive a positive adjustment to its capital account. Moreover, neither day-to-day business operations, the present ownership interests of Geovic and SNI in GeoCam, nor the development of the Nkamouna cobalt-nickel-manganese mine are anticipated to be affected by the outcome of these proceedings.

Geovic CEO John E. (“Jack”) Sherborne states “Despite disappointment in the initiation of these proceedings, Geovic is committed to amicably resolving these issues promptly. Moreover, we remain committed to the development of the flagship Nkamouna cobalt project, and do not expect these proceedings to impact its viability or schedule.”

Geovic Background

Geovic is a U.S.-based corporation whose principal asset is a 60.5% interest in a significant cobalt-nickel-manganese deposit in the Republic of Cameroon. Additionally, the company controls a diverse portfolio of energy, precious metals, base metals, and uranium projects in the United States, operated through its wholly-owned subsidiary Geovic Energy (www.geovicenergy.com).

Additional Company and project information may be found on the websites www.sedar.com and www.sec.gov. For more information, please go to www.geovic.net or contact:

Andrew C. Hoffman, CFA		Vanguard Shareholder Solutions	Torrey Hills Capital
VP, Investor Relations		Direct (604) 608-0824	Direct (858) 456-7300
Geovic Mining Corp.		Toll-Free (866) 801-0779	info@torreyhillscapital.com
Direct	(720) 350-4130	ir@vanguardsolutions.ca
Toll-Free	(888) 350-4130
ahoffman@geovic.net

On behalf of the Board
John E. Sherborne, CEO and Director

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.